SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2005

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29752	33-0811062

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 7.01 Regulation FD Disclosure.

Request for Waiver of Certain Defaults and Potential Defaults under Credit Agreement.

On April 12, 2005, the registrant’s wholly-owned operating subsidiary, Cricket Communications, Inc. (together with the registrant, the “Company”), requested a waiver of certain defaults and potential defaults under the Credit Agreement, dated as of January 10, 2005, among the Company, Bank of America, N.A. as Administrative Agent, Goldman Sachs Credit Partners L.P., Credit Suisse First Boston and the other lenders party thereto (the “Credit Agreement”). The Company cannot guarantee that the lenders under the Credit Agreement (the “Lenders”) will grant the waiver.

The Company’s letter to the Lenders is attached as an exhibit.

Item 9. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Letter from Cricket Communications, Inc. to the Lenders under the Credit Agreement, dated as of January 10, 2005, among the Company, Bank of America, N.A., Goldman Sachs Credit Partners L.P., Credit Suisse First Boston and the other lenders party thereto, dated April 12, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: April 12, 2005	By		/s/ Dean M. Luvisa

		Name:	Dean M. Luvisa
		Title:	Acting Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Cricket Communications, Inc. to the Lenders under the Credit Agreement, dated as of January 10, 2005, among the Company, Bank of America, N.A., Goldman Sachs Credit Partners L.P., Credit Suisse First Boston and the other lenders party thereto, dated April 12, 2005